Exhibit 10.1

SETTLEMENT AGREEMENT

SETTLEMENT AGREEMENT, dated this 28th day of June, 2005 (“Settlement Agreement”), among RCG Ambrose Master Fund, Ltd., RCG Halifax Fund, Ltd., Parche, LLC (“Parche”), Starboard Value & Opportunity Fund, LLC (“Starboard”), Admiral Advisors, LLC, Ramius Capital Group, LLC, C4S & Co., LLC, Ramius Securities, L.L.C., Peter A. Cohen, Morgan B. Stark, Jeffrey M. Solomon and Thomas W. Strauss (the foregoing individuals and entities being collectively referred to herein as the “RCG Group”), and I-many, Inc., a Delaware corporation (the “Company”).

WHEREAS, the RCG Group (i) has notified the Company that it intends to submit nominations for election of candidates that would represent at least a majority of the Company’s Board of Directors (the “Board”) at the Company’s next annual meeting of stockholders, and (ii) has taken certain actions in furtherance thereof; and

WHEREAS, the Company and the members of the RCG Group have determined that the agreements contained herein are in the best interest of the Company and its stockholders.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and, intending to be legally bound hereby, the parties hereby agree as follows:

1. Board Composition; 2005 Annual Meeting; Related Matters.

(a) Effective July 1, 2005, (a) the Company shall cause the number of directors on the Board to be increased to eight (8) directors and (b) the Board shall elect Mark R. Mitchell, John A. Rade, Yorgen H. Edholm and Steven L. Fingerhood (together, the “New Nominees”) to the Board to fill the vacancies created. Effective July 1, 2005, at least one of the New Nominees shall be appointed to each Board Committee (other than the Committee for Limited Stock Option Grants), and the New Nominee so appointed to each such Board Committee shall be designated by Mark Mitchell. The Company agrees (i) that until the election of the New Nominees, neither the Board, nor any committee thereof, shall take any action, other than in direct connection with the approval or performance of this Settlement Agreement, and (ii) that until immediately following the Annual Meeting and the election of directors at such meeting as provided in Section 1(b), no action may be taken by the Board without the affirmative vote of at least five directors, or in the case of any action by a committee of the Board (other than the Committee for Limited Stock Option Grants), no committee action may be taken without board approval by the affirmative vote of at least five directors.

(b) Effective July 1, 2005, the Company shall (i) set August 22, 2005 as the record date for the Annual Meeting (as defined below), (ii) set October 7, 2005 as the date of the 2005 annual meeting of stockholders (the “Annual Meeting”), and (iii) nominate a slate of seven directors for election by the stockholders to the Board at the Annual Meeting. The Company agrees that the Annual Meeting shall not be adjourned, delayed, extended, postponed or otherwise not held for any reason on October 7, 2005, without the approval of a majority of the New Nominees. Such slate as referenced in Section 1(b)(iii) above shall consist of three persons selected by the Company, who shall be Murray B. Low, Karl E. Newkirk, and A. Leigh Powell (together, the “Company Nominees”) and four persons selected by the RCG Group, who shall be the New Nominees. Notwithstanding the foregoing, a condition to Mr. Powell’s nomination for election as director at the Annual Meeting shall be that he shall agree in writing, in form reasonably acceptable to the New Nominees, to resign as a director effective at such time as he is no longer Chief Executive Officer of the Company. If any Company Nominee or New Nominee elects not to stand for election to the Board at the Annual Meeting, then the party hereto that selected such nominee shall have the right to select a new person to be that party’s nominee. The only matters that shall be acted upon at the Annual Meeting shall be the election of directors, as provided above, and the ratification of auditors, except with the approval of a majority of the New Nominees.

(c) The RCG Group and the Company shall publicly support and recommend that the Company’s stockholders vote for the election of each of the New Nominees and Company Nominees at the Annual Meeting, and each member of the RCG Group shall vote all shares of the Company’s shares of common Stock (“Common Stock”) which they are entitled to vote at the Annual Meeting (including as proxies) in favor of the election of each of the New Nominees and the Company Nominees and such votes shall not be revoked in any manner. The Company shall cause its designated proxy holders to vote in favor of the election of each of the New Nominees and the Company Nominees with respect to any valid proxy received by the Company and such votes shall not be revoked for the Annual Meeting for which no contrary voting instructions are specifically provided by the holders of such shares.

(d) No later than July 1, 2005, Murray B. Low shall be elected as the Interim Chairman of the Board and shall serve in such position until his successor is duly elected and shall have qualified, provided that his successor shall be approved by a majority of the Board, including at least two of the New Nominees.

(e) The RCG Group hereby withdraws its demand for a stockholder list and related information dated June 15, 2005. The RCG Group will promptly file an amendment to the Schedule 13D filed by it regarding its beneficial ownership of the Common Stock, as so amended (the “Schedule 13D”) reporting the entry into this Settlement Agreement.

2. Representations, Warranties and Covenants of the RCG Group.

The members of the RCG Group jointly and severally represent, warrant and covenant as follows:

(a) Each member of the RCG Group has the power and authority to execute, deliver and carry out the terms and provisions of this Settlement Agreement and to consummate the transactions contemplated hereby.

(b) This Settlement Agreement has been duly and validly authorized, executed, and delivered by each member of the RCG Group, constitutes a valid and binding obligation and agreement of each such member, and is enforceable against each such member in accordance with its terms.

(c) The RCG Group agrees that it shall not terminate, amend or otherwise modify that certain irrevocable proxy dated June 9, 2005 granted to Starboard and Parche by Diker Management, LLC, Diker Value-Tech Fund, LP, Diker Value-Tech QP Fund LP, Diker GP, LLC, Charles M. Diker and Mark N. Diker, and that such Irrevocable Proxy has not been amended since it was granted.

(d) No member of the RCG Group is party to any agreements regarding the voting of disposition of shares of Common Stock other than as described in its Schedule 13D. The Schedule 13D accurately discloses the RCG Group’s beneficial (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) ownership of Common Stock.

3. Representations, Warranties and Covenants of the Company.

The Company hereby represents, warrants and covenants as follows:

(a) The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Settlement Agreement and to consummate the transactions contemplated hereby.

(b) This Settlement Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms.

(c) The Committee for Limited Stock Option Grants is authorized to only grant stock options under the Company’s stock option plans to employees who are not executive officers, and the Committee shall not grant (i) stock options for more than 30,000 shares of Common Stock to any single employee in any twelve-month period and (ii) in excess of 100,000 stock options in the aggregate from the date hereof through the Annual Meeting, without the approval of a majority of the New Nominees. There is no charter in existence for the Committee for Limited Stock Option Grants.

(d) The Company has delivered to the RCG Group true and correct copies of the charters of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Such charters shall not be amended prior to the Annual Meeting. There are no other committee charters.

4. Covenant Not to Sue. Each member of the RCG Group, on the one hand, and the Company, on the other hand, agrees not to sue or otherwise commence or continue in any manner, directly or indirectly, any suit, claim, action, right or cause of action relating to any acts or omissions in connection with the Annual Meeting, including without limitation, the nomination or election of directors, the solicitation of proxies or consents or any acts or filings in connection therewith; provided, however, that neither party hereto shall be prohibited from enforcing its rights under and pursuant to this Settlement Agreement, including without limitation the commencement of a proxy contest and solicitation of proxies.

5. Specific Performance. Each of the members of the RCG Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Settlement Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that the members of the RCG Group, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity, nor shall such other party seek the posting of a bond as a condition for obtaining any such relief. An application for specific performance pursuant to this Section 5 shall not preclude the Moving Party from seeking other relief available at law or in equity.

6. Press Release. Promptly following the execution and delivery of this Settlement Agreement, the Company shall issue the press release attached hereto as Schedule A (the “Press Release”). None of the parties hereto will make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release issued pursuant to this Section 6 prior to the Annual Meeting. Except as provided in the next sentence, the Company shall not issue any other press releases prior to the Annual Meeting unless such releases have been approved by the Board, as provided in Section 1(a). The Company may issue press releases relating solely to the operations of the Company without Board approval as otherwise required in the previous sentence solely in the event the press release (i) is issued in the ordinary course of business, (ii) is consistent with the type of release previously issued by the Company prior to the date hereof without Board approval, (iii) does not in any way refer, directly or indirectly, to any matters relating to the Annual Meeting, the election of directors or this Settlement Agreement, and (iv) is approved by at least one of the New Nominees.

7. Expenses. Within 10 business days following receipt of reasonably satisfactory documentation thereof, the Company will reimburse the RCG Group for its reasonable out-of-pocket fees and expenses incurred (after giving effect to reimbursements of unused retainers, if any), through the date of the execution and performance of this Agreement, including all required filings relating thereto, in connection with its activities relating to the Annual Meeting, including without limitation, the nomination or election of directors, the acquisition or solicitation of proxies or consents, any acts or filings in connection therewith, and the negotiation and execution of this Settlement Agreement, provided such reimbursement shall not exceed $125,000 in the aggregate.

8. Termination. This Settlement Agreement, excluding Sections 4 and 7, shall terminate upon the earlier to occur of (i) immediately following the Annual Meeting or (ii) such time as the RCG Group beneficially owns less than 10% of the outstanding shares of Common Stock, solely as a result of sales of shares of Common Stock by the RCG Group; provided, however, that no provision of this Settlement Agreement shall terminate in the event there is a breach of any covenant, representation or warranty by the Company.

9. No Waiver. Any waiver by either the RCG Group or the Company of a breach of any provision of this Settlement Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Settlement Agreement. The failure of either party to insist upon strict adherence to any term of this Settlement Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Settlement Agreement.

10. Successors and Assigns. All the terms and provisions of this Settlement Agreement shall inure to the benefit of and shall be enforceable by the successors and assigns of the parties hereto.

11. Survival of Representations. All representations and warranties made by the parties in this Settlement Agreement or pursuant hereto shall survive the execution of this Settlement Agreement.

12. Entire Agreement; Amendments. This Settlement Agreement and the Schedules hereto contain the entire understanding of the parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein. This Settlement Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

13. Headings. The section headings contained in this Settlement Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Settlement Agreement.

14. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Settlement Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) upon sending if sent by e-mail or facsimile (with such communication to be in PDF format), with electronic confirmation of sending; provided, however, that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and e-mail or facsimile addresses set forth below (or to such other mailing, facsimile and e-mail addresses as a party may designate by notice to the other parties in accordance with this provision), (c) one (1) day after being sent by nationally recognized overnight carrier to the addresses set forth below (or to such other mailing addresses as a party may designate by notice to the other parties in accordance with this Section 14) or (d) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt):

If to the Company:

I-many, Inc.

399 Thornell Street

Edison, New Jersey 08837

Attention: Robert Schwartz

Telecopy: (207) 828-0492

Email: bschwartz@imany.com

If to the RCG Group:

RCG Ambrose Master Fund, Ltd.

666 Third Avenue

New York, New York 10017

Attention: Mark Mitchell

Telecopy: (212) 845-7999

Email: mmitchell@ramius.com

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP

65 East 55th Street

New York, New York 10022

Attention: Steven Wolosky, Esq.

Telecopy: (212) 451-2222

Email: swolosky@olshanlaw.com

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

15. Governing Law. This Settlement Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof.

16. Counterparts. This Settlement Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Settlement Agreement.

17. No Admission. Nothing contained herein shall constitute an admission by any party hereto of liability or wrongdoing.

IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Settlement Agreement to be executed on the date first above written.

I-MANY, INC.

By:	/s/ Murray Low
Name:	Murray Low
Title:	Chairman

RCG AMBROSE MASTER FUND, LTD.

By:	/s/ Jeffrey M. Solomon
Name:	Jeffrey M. Solomon
Title:	Authorized Signatory

RCG HALIFAX FUND, LTD.

By:	/s/ Jeffrey M. Solomon
Name:	Jeffrey M. Solomon
Title:	Authorized Signatory

PARCHE, LLC

By:	/s/ Jeffrey M. Solomon
Name:	Jeffrey M. Solomon
Title:	Authorized Signatory

STARBOARD VALUE & OPPORTUNITY FUND, LLC

By:	/s/ Jeffrey M. Solomon
Name:	Jeffrey M. Solomon
Title:	Authorized Signatory

ADMIRAL ADVISORS, LLC

By:	/s/ Jeffrey M. Solomon
Name:	Jeffrey M. Solomon
Title:	Authorized Signatory

RAMIUS CAPITAL GROUP, LLC

By:	/s/ Jeffrey M. Solomon
Name:	Jeffrey M. Solomon
Title:	Authorized Signatory

C4S & CO., LLC

By:	/s/ Jeffrey M. Solomon
Name:	Jeffrey M. Solomon
Title:	Authorized Signatory

RAMIUS SECURITIES, L.L.C.

By:	/s/ Jeffrey M. Solomon
Name:	Jeffrey M. Solomon
Title:	Authorized Signatory

JEFFREY M. SOLOMON

/s/ Jeffrey M. Solomon
Individually and as attorney-in-fact for Peter
A. Cohen, Morgan B. Stark and Thomas W. Strauss

SCHEDULE A

See Exhibit 99.1